UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2025

KBR, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33146			20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

	601 Jefferson Street
	Suite 3400
	Houston,	Texas	77002
	(Address of principal executive offices)
Registrant's telephone number including area code: (713) 753-2000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

In connection with Shad E. Evans’ appointment as Chief Financial Officer of KBR, Inc. (“KBR”) (as described below), effective as of January 5, 2026, Mark W. Sopp, Executive Vice President and Chief Financial Officer of KBR, will transition into a newly created role, overseeing the team responsible for the Spin-Off (as defined below).

(c) Appointment of Certain Officers.

On September 22, 2025, KBR appointed Mr. Evans, Senior Vice President of Financial Operations of KBR, to serve as Chief Financial Officer of KBR, effective as of January 5, 2026.

Mr. Evans, age 47, has served in his current position since January 1, 2025. Prior to that, Mr. Evans served as Senior Vice President and Chief Financial Officer of Sustainable Technology Solutions from May 2024, and before that he served as Senior Vice President of Finance Operations and Chief Accounting Officer from October 2020. Mr. Evans joined KBR as Chief Financial Officer of Technology Solutions on September 4, 2018. Before Mr. Evans’ appointment with KBR, he was Vice President, Finance and Business Operations Security Detection and Automation at Leidos Holdings, Inc. Mr. Evans received his Bachelor of Science degree in Accounting from San Diego State University-California State University in 2000 and a Master of Business Administration in Finance from the University of San Diego in 2007. Mr. Evans has no family relationship with any director or executive officer of KBR. Mr. Evans has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer, Mr. Evans will receive (i) an annual base salary of $575,000, prorated from the effective date of his appointment, as well as (ii) continued eligibility to participate in KBR’s annual short-term incentive plan for 2026 with a target payout percentage of 90% of his base salary, as prorated from the effective date of his appointment, (iii) a long-term incentive award composed of restricted stock units, performance stock units and a performance cash and stock award under KBR’s stock and incentive plan for 2026 with an estimated target grant date value of $1,250,000 and (iv) continued eligibility to participate in the other compensation and benefit plans generally available to KBR’s executives.

ITEM 7.01 Regulation FD Disclosure.

On September 24, 2025, KBR issued a press release announcing its plan to spin off its Mission Technology Solutions segment (the “Spin-Off”), in a transaction that is intended to be tax-free to KBR and its shareholders for U.S. federal income tax purposes. Copies of the press release and investor presentation materials are furnished as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of KBR under the Securities Act of 1933, as amended, or the Exchange Act unless explicitly stated otherwise.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	KBR, Inc. press release dated September 24, 2025, titled, “KBR Announces Strategic Intent to Spin Off Mission Technology Solutions.”
99.2	KBR, Inc. Strategic Intent to Spin Off Mission Technology Solutions Presentation Slides

104	Cover Page Interactive Data file (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

September 24, 2025	/s/ Sonia Galindo
Sonia Galindo
Executive Vice President, General Counsel & Corporate Secretary